[EXECUTION ORIGINAL]

                                 AMENDMENT NO. 1


            This AMENDMENT NO. 1 (this "Amendment"), dated as of April 4, 1997, is made by and between THE Finance Company, a Virginia corporation ("Borrower"), and General Electric Capital Corporation, a New York corporation ("Lender").


                                    RECITALS:

            A. Borrower and Lender are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, dated as of December 20, 1996 (the "Agreement"), which Agreement restated and amended that certain Loan and Security Agreement, dated September 24, 1992, as amended.

            B. Borrower is currently in default under the Agreement, and with respect to loans from other creditors of Borrower, including NationsBank, N.A. ("NationsBank"), and Lender has agreed to substantially pay off the loans from Nationsbank to restructure the loans from Lender under the Agreement (the "Loan Restructure").

            C. Borrower and Lender desire to amend the Agreement in order to, among other things, amend certain covenants contained therein, all on the terms and conditions set forth in this Amendment.

            D. It is the intent of Borrower and Lender that the execution and delivery of this Amendment shall not effect a novation of the indebtedness outstanding under the Agreement, but rather, shall constitute the substitution of certain of the terms and conditions governing payment and performance under the Agreement, and, except as expressly modified by this Amendment, the Agreement shall continue, unchanged, in full force and effect.


                                   AGREEMENT:

            NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Lender agree as follows:

            1. DEFINITIONS. Terms used but not defined herein, and which are defined in the Agreement, shall have for the purposes hereof the respective meanings set forth in the Agreement.

            2. LOAN STATUS. Borrower represents, warrants and agrees as of the date hereof, that:

                        (a) as stated in the Lender Interest, Line Balance and Availability Report dated April 1, 1997, the amount of the outstanding balance of loans under the Agreement as of such date was $74,088,989.58;

                        (b) the Loan and the other Indebtedness are secured by a security interest granted by Borrower to Lender pursuant to the Agreement in the Collateral, which Collateral includes without limitation, all of Borrower's chattel paper including the NationsBank Collateral (as hereinafter defined) which secures the NationsBank Loan (as hereinafter defined);

                        (c) Borrower has good and marketable ownership of the Collateral, and the Collateral is free and clear of all liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature, except the Permitted Liens;

                        (d) Borrower has breached, and is in default under, the Agreement as described in Schedule 2(d) hereto (the "Acknowledged Defaults"), and Lender has the right to pursue its remedies under the Agreement upon an Event of Default and a Pre-Default Event, including the right to declare all of the Indebtedness immediately due and payable; and

                        (e) there are, and Borrower has, no claims, defenses or offsets to the payment and performance of the terms and conditions of the Agreement.

            3.          PAYOFF OF NATIONSBANK LOAN.

                        (a) Borrower represents and warrants to Lender that:

                                    (i)         Borrower has a loan or loans
from NationsBank pursuant to certain Loan and Security Agreements dated as of December 23, 1994 and August 16, 1995, respectively (together, the "NationsBank Loan");

                                    (ii)        the total balance of all amounts
due under or with respect to the NationsBank Loan on the date hereof is $13,600,892.36 (the "NationsBank Payoff") as set forth in the payoff letter from NationsBank, a copy of which is attached hereto as Exhibit 3(a)(ii);

                                    (iii)       other than as described in
Exhibit 3(a)(vi), the NationsBank Loan is the only obligation for borrowed money or otherwise owed by Borrower to NationsBank, and there are no other obligations of Borrower to NationsBank other than the NationsBank Loan;

                                    (iv)        the NationsBank Loan is secured
by certain chattel paper described in Schedule 3.3(a)(iv) attached hereto (the "NationsBank Collateral");

                                    (v)         Borrower has good and marketable
ownership of the NationsBank Collateral, and the NationsBank Collateral is free and clear of all liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature, except for the security interest of NationsBank and any Permitted Lien;

                                    (vi)        NationsBank has agreed with
Borrower to accept, as payment in full for the NationsBank Loan, a cash payment equal to the NationsBank Payoff less $400,000 (the "NationsBank Cash Payoff") and an unsecured promissory note, in the form attached hereto as Exhibit 3(a)(vi) in the amount of $400,000, payable by Borrower to NationsBank (the "NationsBank Note"), on the terms and as described in the NationsBank Note;

                                    (vii)       NationsBank has agreed, pursuant
to a certain letter attached hereto as Exhibit 3(a)(ii), upon the payment of the NationsBank Cash Payoff to NationsBank by the Lender, to terminate any lien or security interest it may have in the NationsBank Collateral or any other collateral (if any), to deliver the NationsBank Collateral to the possession of Lender, and to cooperate with the Lender in the Lender acquiring a perfected first priority security interest in the NationsBank Collateral; and

                                    (viii)      the NationsBank Note shall be
unsecured, and shall not be subject to or have the benefit of, any lien or security interest of NationsBank with respect to the NationsBank Collateral or the Collateral.

                        (b) Lender agrees, pursuant to the terms and upon the effectiveness hereof, to pay to NationsBank the NationsBank Cash Payoff as an Advance under the Agreement, which Advance shall be subject to the terms and conditions of the Agreement.

                        (c) Borrower represents, warrants and agrees that upon the termination by NationsBank of its security interest in the NationsBank Collateral upon the payment by Lender of the NationsBank Cash Payoff, Lender shall have a perfected first priority security interest in the NationsBank Collateral, and the NationsBank Collateral is Collateral, subject to all of the terms and conditions of the Agreement and the rights of Lender thereunder.

                        (d) Borrower hereby represents, warrants and agrees that:

                                    (i)         it has heretofore granted a lien
and security interest in the Collateral (including the NationsBank Collateral), which lien and security interest is hereby ratified and confirmed in all respects and for all purposes and shall continue to secure the performance and payment of the Indebtedness and all of Borrower's existing and future obligations to Lender whether arising under or related to the Agreement or otherwise ("Lender's Existing Security Interest");

                                    (ii)        to secure the performance and
payment of the Indebtedness and all of Borrower's existing and future obligations to Lender whether arising under or related to the Agreement or otherwise, Borrower hereby grants to Lender a continuing security interest in and to all of the following property of Borrower, whether now owned or existing or hereafter arising or acquired and regardless of where located:

                                                Contracts; Contract Debtor
            Documents; Contract Rights; payment from Contract Debtor bank accounts; chattel paper; leases; installment sale contracts; installment loan contracts; payment from chattel paper obligors; security deposits; Motor Vehicles (including but not limited to cars and trucks); certificates of title; contract purchase discounts; accounts; general intangibles; security interests; collateral securing chattel paper; dealer agreements; dealer reserves and rate participation (to the extent that Borrower has an assignable interest therein); rights of Borrower related to chattel paper, installment contracts, motor vehicles, and collateral securing chattel paper; documents; instruments; deposit accounts; electronic funds transfers; equipment; inventory; parts and accessories for motor vehicles; payment from account debtor bank accounts; reserve accounts; insurance policies, and benefits and rights under insurance policies, which Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of; and all payments and property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender, or a bailee of Lender;

                                                accessions to, substitutions for
            and all replacements, products and proceeds of, any of the foregoing property; and

                                                books and records (including,
            without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of Borrower pertaining to any of the foregoing property; and

                                    (iii)       the foregoing grant of a
security interest is in addition to, and not in substitution of, Lender's Existing Security Interest described in subsection (i) above, and shall not modify or affect Lender's Existing Security Interest or the validity or enforceability thereof.

            4. RESTRUCTURING FEE. As consideration for Lender entering into this Amendment, Borrower shall pay to Lender upon the effectiveness hereof a restructuring fee in the amount of $150,000.

            5. EXPENSES. Borrower shall be responsible for all reasonable costs and expenses, including without limitation, those of legal counsel of Lender, relating to this Amendment, the Agreement, and/or the transactions described or contemplated herein or therein. Borrower shall pay to Lender all such costs and expenses immediately upon demand by Lender.

            6. WAIVER. Lender hereby agrees that this Amendment shall effect (upon the effectiveness hereof), a waiver of the Acknowledged Defaults. The Lender's waiver is limited solely to such Acknowledged Defaults, and shall not suspend, waive or affect any other Event of Default, Pre-Default Event, default or breach of, any of the Loan Documents, whether the same is prior or subsequent thereto or whether of the same or a different type.

            7. WARRANTS AND REGISTRATION RIGHTS. As additional consideration for Lender to enter into this Amendment, and as a condition to the effectiveness hereof, concurrently herewith: (a) TFCEI issues to Lender, and Lender accepts, a certain Warrant (No. 2) to Purchase Common Stock of even date herewith in the form attached hereto as Exhibit 6(a) ("Warrant No. 2"), (b) TFCEI and Lender enter into a certain Allonge to Warrant to Purchase Common Stock of even date herewith in the form attached hereto as Exhibit 6(b) (the "Warrant Allonge"), which Warrant Allonge, among other things, amends the Warrant to Purchase Common Stock, dated December 20, 1996 (as amended by the Warrant Allonge, the "Warrant"), by decreasing the exercise price and increasing its term; and (c) TFCEI and Lender enter into a certain Amended and Restated Registration Rights Agreement of even date herewith in the form attached hereto as Exhibit 6(c) (the "Restated Registration Rights Agreement"), which, among other things, grants certain rights to Lender for registration of the shares of the common stock of TFCEI purchasable under the Warrant and Warrant No. 2.

            8. TAX REFUND. As additional consideration for Lender to enter into this Amendment, and as a condition to the effectiveness hereof, concurrently herewith Borrower and each of the Guarantors enters into a certain Security Agreement of even date herewith in the form attached hereto as Exhibit 8 (the "Refund Security Agreement"), whereby Borrower and each of the Guarantors pledges to Lender as security for the Indebtedness and their respective obligations under the Guaranties, and other obligations of Borrower or the Guarantors to Lender, federal income tax refunds due to such parties, and provides for the payment to Lender of one such tax refund described therein (the "Tax Refund"), at which time the security interest in such federal tax refunds will automatically terminate.

            9. PLEDGE OF FCF STOCK. As additional consideration for Lender to enter into this Amendment, and as a condition to the effectiveness hereof, concurrently herewith TFCEI enters into a certain Securities Pledge Agreement of even date herewith in the form attached hereto as Exhibit 9 (the "Stock Pledge"), whereby TFCEI pledges to the Lender, as security for the Indebtedness, TFCEI's obligations under the Guaranties to which it is a party, and other obligations of Borrower or TFCEI to Lender, all of the issued and outstanding capital stock of FCF (the "FCF Stock").

            10.         RELEASE OF FCF COLLATERAL AND FCF STOCK.

                        (a) Borrower represents and warrants to Lender that FCF intends to enter into and consummate a certain loan transaction with Hibernia Bank (the "Hibernia Financing") pursuant to a certain commitment letter attached hereto as Exhibit 10 (the "Hibernia Commitment").

                        (b) Upon the funding of the Hibernia Financing (the "Hibernia Funding"), Lender will receive a payment on the Loan of SEVEN MILLION DOLLARS ($7,000,000). It is anticipated by the parties that the Hibernia Financing will close and that the Hibernia Funding will occur, not later than April 30, 1997 (the "Deadline").

                        (c) Should (i) the Hibernia Funding occur on or before the Deadline, or (ii) if the Hibernia Funding does not occur by the Deadline, then upon the closing and funding by FCF of a credit facility substantially identical to the Hibernia Financing (including, but not limited to, loan structure, loan amount, collateral, guaranties, repayment terms and advance rates) in which the Borrower would receive payment on the Loan in an amount not materially less than $7,000,000, then Lender, pursuant to the Stock Pledge, shall:

                                    (i)         release its security interest in
the FCF Stock subject to the Stock Pledge;

                                    (ii)        release FCF from its obligations
under the Guaranties to which it is a party; and

                                    (iii)       release the FCF Collateral
subject to the FCF Pledge Agreement.

                        (d) Upon Lender's release of the FCF Collateral, Lender agrees to eliminate the covenants pertaining to FCF as it relates to
Section 13.6 and Exhibit 13.6 of the Agreement.

                        (e) In the Stock Pledge, TFCEI has agreed, upon any failure of FCF to consummate the Hibernia Financing, to exercise its good faith best efforts to obtain additional funding for itself and/or its subsidiaries in amounts equal to those set forth in the financial projections delivered to Lender in contemplation of this Amendment (and on which projections Lender has relied) in order to improve and maintain the financial health of Borrower and TFCEI.

            11.         LOCKBOX.

                        (a) On or before April 30, 1997, all Depository Accounts, and any other accounts through which Borrower receives allotment payments and other electronic payments, shall be placed in the name of Lender.

                        (b) Pursuant to the amendment to Section 4.1 of the Agreement contained in this Amendment, Borrower shall, on or before May 30, 1997, establish a Lockbox for the receipt of Remittances on terms and with a bank acceptable to Lender.

            12. AMENDMENTS TO THE AGREEMENT. The Agreement is amended as follows:

                        (a) Section 4.1 is amended by replacing it with the following:

                                    Section 4.1.  CONTRACT PAYMENTS.  Borrower
shall direct all Contract Debtors other than those administered by Third Party Servicers for Pledged Contracts, and all other Persons (including Contract Rights Payors) who make payments to Borrower relating to Pledged Contracts, to make, when paying by mail, all payments directly to the Post Office Box or Third Party Servicers (with respect to Contract Debtors administered by Third Party Servicers for Pledged Contracts); provided, however, that beginning on May 30, 1997, Borrower shall direct all Contract Debtors other than those administered by Third Party Servicers for Pledged Contracts, and all other Persons (including Contract Rights Payors) who make payments to Borrower relating to Pledged Contracts, to make, when paying by mail, all payments directly to the Lockbox or Third Party Servicers (with respect to Contract Debtors administered by Third Party Servicers for Pledged Contracts). In the event Borrower receives any Remittances, Borrower shall, as soon as possible but no later than the third
(3rd) Business Day following receipt, deposit the Remittances in kind in the Depository Account. Borrower shall hold Remittances in trust for Lender until delivery to Lender or deposit in the Depository Account. Borrower shall pay all expenses associated with the Post Office Box or the Lockbox.

                        (b) Section 5.0 is amended by replacing it with the following:

                                    Section 5.0.  LENDER ADMINISTRATION.  Lender
shall have no liability to Borrower with respect to Remittances received by Lender, the Post Office Box, the Lockbox, or the Depository Account, other than to:

                                                (i)         apply the
                        Remittances to the Indebtedness as required by this Agreement,

                                                (ii)        in the event
                        Remittances are directly received by Lender, Lender shall provide or cause to be provided to Borrower, a report of Remittances received by the Post Office Box, as applicable,

                                                (iii)       upon termination of
                        this Agreement and Borrower's satisfaction of all of its obligations under this Agreement, during the effectiveness of the Post Office Box, to assign the Post Office Box and its contents to Borrower, and

                                                (iv)        ensure that there is
                        a provision in Lender's Agreement with the Lockbox bank which requires the bank to provide Borrower with a report of Remittances received by the Lockbox which itemizes the Remittances by Contract to the extent the Remittances contain sufficient identifying information.

                                       Lender shall have no
                        liability to Borrower with respect to any interest or other earnings which are earned, or could have been earned, on the Remittances while they are in the Post Office Box, the Lockbox, the Depository Account, or otherwise.

                        (c) Section 6.5 is amended by replacing the last sentence thereof with the following:

                                    As long as there is a Pre-Default Event, and
after an Event of Default has occurred, all costs, fees and expenses thereafter incurred by Lender, or for which Lender becomes obligated, in connection with exercising any of the foregoing powers shall be payable to Lender by Borrower on demand by Lender and until paid shall be part of the Loan.

                        (d) Section 6.11 is amended by replacing it with the following:

                                                SECTION 6.11 FIRST COMMUNITY
FINANCE RECEIVABLES: Borrower agrees that FCF shall pledge its interest in consumer loan receivables (the "FCF Collateral") to Lender, as collateral for FCF's Guaranty and the Indebtedness. Such assignment and pledge shall be documented as set forth in Exhibit 17. The FCF Collateral will not be included for purposes of calculating the Borrowing Base.

                        (e) Section 13.6 of the Agreement is amended by deleting Exhibit 13.6 in its entirety and replacing it with Exhibit 13.6 to this Amendment.

                        (f) Section 13.6 is amended by substituting the following for the first sentence thereof:

                                                Borrower (on a consolidated
basis), FCF and TFCEI (on a consolidated basis) shall maintain the financial and portfolio covenants listed on Exhibit 13.6.

                        (g) Section 15.0(B) is amended by replacing it with the following:

                                    (B)  A breach by a Guarantor or an Affiliate
of any representation, warranty or obligation contained in a Guaranty or any other agreement with Lender (whether or not such agreement is a Loan Document), including but not limited to the Warrant, Warrant No. 2, the Restated Registration Rights Agreement, the FCF Pledge Agreement, the Stock Pledge, and the Refund Security Agreement.

                        (h)         Section 16.0 of the Agreement is amended by:

                                    (i)         Adding the following definition
after the definition of "Affiliate":

                                                AMENDMENT NO. 1:  That certain
Amendment No. 1 dated as of April 4, 1997 by and between Borrower and Lender, which amended the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement by and between Borrower and Lender dated December 20, 1996.

                                    (ii)        Replacing the definition of
"Available Line" with the following:

         AVAILABLE LINE: One Hundred Ten Million Dollars ($110,000,000).

                                    (iii)       Replacing the definition of
"Borrowing Base" with the following:

                                                BORROWING BASE:  the amount
equal to the lesser of (i) the Available Line or (ii) the sum of (a) fifty percent (50%) of the Outstanding Principal Balance of all Contracts which are Credit Builder's Contracts and (b) eighty-three percent (83%) of the Outstanding Principal Balance of all other Eligible Contracts during the time they are included in the Borrowing Base pursuant to Section 3.1; provided, however, that, automatically and without further notice or writing: (1) the advance against all other Eligible Contracts shall be reduced by three percent (3%) upon the earlier to occur of (i) the Hibernia Funding or (ii) July 1, 1997, (2) the advance against all other Eligible Contracts shall be reduced by four percent (4%) upon the receipt by TFCEI (and/or the other Guarantors or Borrower) of the Tax Refund, and (3) in the event the Tax Refund is not received by TFCEI (and/or the other Guarantors or the Borrower) by July 1, 1997, then the advance against all other Eligible Contracts shall be reduced beginning July 1, 1997 by equal monthly percentages so that the advance against all other Eligible Contracts shall not exceed seventy-six percent (76%) upon the last such percentage reduction on December 1, 1997; and provided further, that if TFCEI (and/or the other Guarantors or Borrowers) receive the Tax Refund at any time after July 1, 1997 and before December 1, 1997, then the maximum percentage reduction in the advance rate attributable to the Tax Refund (including any monthly percentage reductions that may occur beginning July 1, 1997) shall be four percent (4%). Notwithstanding the foregoing, the advance against all other Eligible Contracts set forth in (b) above shall in no event: (x) exceed eighty percent (80%) after July 1, 1997, (y) exceed seventy-six percent (76%) after December 1, 1997, or
(z) be reduced solely by operation of (b) 1, 2 and/or 3 above below seventy-six percent (76%).

                                    (iv)        Adding the following definition
after the definition of "Event of Default":

           FCF: First Community Finance, Inc., a Virginia corporation.

                                    (v)         Adding the following definition
after the definition of "FCF":

                                                FCF PLEDGE AGREEMENT:  That
certain Pledge Agreement by and between FCF and Lender dated December 20, 1996, as amended by that certain Amendment and Confirmation of Pledge Agreement between such parties, dated April 4, 1992.

                                    (vi)        Adding the following definition
after the definition of "Gross Outstanding Balance":

                                                GUARANTIES:   Collectively, that
certain: (i) Guaranty of TFCEI dated December 20, 1996, (ii) Guaranty of TFCEI of even date with Amendment No. 1, (iii) Guaranty of FCF dated December 20, 1996, (iv) Guaranty of FCF of even date with Amendment No. 1, (v) Guaranty of TIA dated December 20, 1996, and (vi) Guaranty of TIA of even date with Amendment No. 1, all made by such respective Guarantors in favor of Lender.

                                    (vii)       Adding the following definition
after the definition of "Guarantors":

                                                HIBERNIA FINANCING:  This term
                                                has the meaning provided in
                                                Section 10(a) of this Amendment
                                                No. 1.

                                    (viii)      Adding the following definition
after the definition of "Hibernia Financing":

                                                HIBERNIA FUNDING:  This term has
                                                the meaning provided in Section
                                                10(b) of this Amendment No. 1.

                                    (ix)        Replacing the definition of
"Interest Coverage" with the following:

                                                INTEREST COVERAGE:  the sum of
Borrower's year-to-date pre-tax income plus Borrower's year-to-date interest expense, compared to Borrower's year-to-date interest expense, expressed as a ratio each Accounting Period. For the purposes of calculating Interest Coverage, any interest expense associated with the Warrant and Warrant No. 2 granted to Lender shall be added to pre-tax income and not included in interest expense.

                                    (x)         Replacing the definition of
"Line Fee" with the following:

                                                LINE FEE:  the fee payable
annually by Borrower to Lender. Lender acknowledges receipt of the Line Fee for calendar year 1997. For the period of calendar year 1998, the Line Fee shall be equal to forty one-hundredths of one percent (.40%) of the Available Line.

                                    (xi)        Replacing the definition of
"Loan Documents" with the following:

                                                LOAN DOCUMENTS:  this Agreement,
the Guaranties, the Supplemental Documents, and any and all promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, contracts and other instruments and documents now and/or hereafter existing between Lender and Borrower or any of the Guarantors or Affiliates of the Borrower and/or the Guarantors, executed and/or delivered pursuant to or in conjunction with this Agreement, securing or in any other manner relating to any of the Indebtedness.

                                    (xii)       Adding the following definition
after the definition of "Loan Documents":

                                                LOCKBOX:  The arrangement
established by Lender at a bank designated by Lender for the receipt and identification of Remittances.

                                    (xiii)      Replacing the definition of
"Permitted Lien" with the following:

                                                PERMITTED LIEN:  (i) any
security interest or lien at any time granted in favor of Lender; (ii) liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business; and (iii) liens resulting from deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other similar laws.

                                    (xiv)       Adding the following definition
after the definition of "Recoveries":

                                                REFUND SECURITY AGREEMENT:  This
term has the meaning provided in Section 8 of Amendment No. 1.

                                    (xv)        Adding the following definition
after the definition of "Reserve Requirement":

                                                RESTATED REGISTRATION RIGHTS
AGREEMENT:  This term has the meaning provided in Section 6 of Amendment No. 1.

                                    (xvi)       Adding the following definition
after the definition of "Statement of Borrowing Base":

                                                STOCK PLEDGE:  This term has the
                                                meaning provided in Section 9 of
                                                Amendment No. 1.

                                    (xvii)      Adding the following definition
after the definition of "Supplemental Documents ":

                                                TAX REFUND:  This term has the
meaning provided in Section 8 of this Amendment No. 1.

                                    (xviii)     Adding the following definition
after the definition of "Tax Refund":

         TFC: The Finance Company, a Virginia corporation, or Borrower.

                                    (xix)       Adding the following definition
after the definition of "TFC":

                                                TFCEI:  TFC Enterprises, Inc., a
Delaware corporation.

                                    (xx)        Adding the following definition
after the definition of "Third Party Servicer":

                                                TIA: The Insurance Agency, Inc.,
a Virginia corporation.

                                    (xxi)       Adding the following definition
after the definition of "VSI Insurance":

                                                WARRANT:  This term has the
meaning provided in Section 7 of Amendment No. 1.

                                    (xxii)      Adding the following definition
after the definition of "Warrant":

                                                WARRANT ALLONGE:  This term has
the meaning provided in Section 7 of Amendment No. 1.

                                    (xxiii)     Adding the following definition
after the definition of "Warrant Allonge":

                                                WARRANT NO. 2:  This term has
the meaning provided in Section 7 of Amendment No. 1.

                        (i) Section 2.5 is amended by deleting it in its entirety.

                        (j)         Article III is amended by adding a new
Section 3.4 as follows:

                     SECTION 3.4 MINIMUM BALANCE: If the balance of the Loan drops below $50,000,000 at any time without Lender's prior written consent during the term of this Agreement, Lender's obligation to make and Borrower's right to receive Advances hereunder shall (automatically and without notice or writing) cease within thirty (30) days after the date of such event; and thereafter, Lender shall have no further obligation to make Advances or any other extension of credit under this Agreement. Upon such event of the Loan dropping below $50,000,000, Lender and Borrower shall enter into good faith negotiations to re-evaluate the credit arrangement under this Agreement.

            13. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment, and the obligations of the Lender hereunder, are subject to the condition precedent that the Lender shall have received each of the following, in form and substance satisfactory to the Lender and its counsel:

                        (a)         Warrant Allonge, executed by TFCEI.

                        (b)         Warrant No. 2, executed by TFCEI.

                        (c) Refund Security Agreement, executed by Borrower and all Guarantors.

                        (d) Stock Pledge, executed by TFCEI, and stock certificate(s) for FCF Shares, accompanied by duly executed stock powers.

                        (e) Financing Statements. UCC Financing Statements with respect to the Collateral (including the NationsBank Collateral) and the Refund Collateral (as defined in the Refund Security Agreement) shall have been filed in all appropriate jurisdictions and shall be effective to grant the Lender a first priority security interest therein at such time as UCC termination statements releasing NationsBank's security interest are properly filed in all required jurisdictions.

                        (f) Evidence of Corporate Existence and Authority. All documents which Lender may reasonably request relating to the existence of Borrower, and the Guarantors, and the corporate power of each to execute, deliver and perform the Amendment and other documents related to the Loan Restructure (together, the "Transaction Documents") and the validity thereof, including, but not limited to, a certificate from the appropriate official of any state in which any is incorporated or is qualified to do business.

                        (g) Officer's Certificates. Separate certificates (dated as of the date of this Amendment) of an appropriate officer of each of Borrower and the Guarantors certifying:

                                    (i)         as to the names and true
signatures of the officers of each authorized to sign the Transaction Documents;

                                    (ii)        that, as of the date of this
Amendment and since the closing of the Agreement on December 20, 1996 (the "Closing"), its Bylaws have not been amended, or, in the alternative, that a true and correct copy of the same is attached to the officer's certificate as an exhibit;

                                    (iii)       that, as of the date of this
Amendment and since the Closing, its Articles or Certificate of Incorporation (whichever applicable) have not been amended, or, in the alternative, that a true and correct copy of the same is attached to the officer's certificate as an exhibit;

                                    (iv)        copies of all corporate action
taken by it (which copies shall be attached to the officer's certificate as an exhibit), including resolutions of the board of directors authorizing the execution, delivery, and performance of the Transaction Documents; and

                                    (v)         such other matters as Lender may
reasonably request.

                        (h) Opinion of Counsel for the Borrower. A favorable opinion of counsel for Borrower, in form and substance satisfactory to Lender.

                        (i) UCC Termination Statements, executed by NationsBank releasing its security interest in the NationsBank Collateral in all applicable jurisdictions.

                        (j) Restated Registration Rights Agreement, executed by TFCEI.

            14.         CONFIRMATION OF REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Lender that, except for the Acknowledged Defaults, the representations and warranties contained in the Agreement are true and correct on and as of the date hereof as though made on and as of such date.

            15. INTEGRATION. On and after the date hereof, each reference in the Agreement to "this Agreement," "herein," "hereunder," or words of similar import, shall be deemed a reference to the Agreement as amended by this Amendment. Borrower and Lender agree that, except as expressly modified by this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. No novation is intended. Should there be any conflict between this Amendment and the Agreement, this Amendment shall control.

            16. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, all of which taken together shall constitute a single integrated agreement with the same effect as if the signatures thereto and hereto were upon the same instrument. Complete sets of counterparts shall be delivered to Borrower and Lender for attachment to the Agreement.

            17. SUCCESSOR AND ASSIGNS. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any successor or assign arising by operation of law.

            18. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

            IT WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


                                           THE FINANCE COMPANY


                                           By:         _________________________


                                           Its:        _________________________



                                           GENERAL ELECTRIC CAPITAL CORPORATION



                                           By:         _________________________


                                           Its:        _________________________





List of Exhibits:

Exhibit 3(a)(ii)        - NationsBank Payoff Letter
Exhibit 3(a)(vi)        - Unsecured Promissory Note
Exhibit 6(a)            - Warrant No. 2
Exhibit 6(b)            - Warrant Allonge
Exhibit 6(c)            - Restated Registration Rights Agreement
Exhibit 8               - Refund Security Agreement
Exhibit 9               - Stock Pledge
Exhibit 10              - Hibernia Commitment Letter


List of Schedules:

Schedule 2(d)           - Acknowledged Defaults
Schedule 3.3(a)(iv)     - NationsBank Collateral

                                  EXHIBIT 13.6


                           To Amendment No. 1 Between
          The Finance Company and General Electric Capital Corporation

                               PORTFOLIO COVENANTS

            The covenants outlined below shall be measured as of the end of each Accounting Period unless stated otherwise and reported to Lender with the Financial Statement Certificate attached as Exhibit 13.4.

             All percentages shall not exceed the following:

Maximum Delinquency Measurement

                                                       Fiscal                                             Fiscal
                                                        1997                                               1998
                                 1st Q.      2nd Q.         3rd Q.       4th Q.      1st Q.       2nd Q.       3rd Q.       4th Q.
                                 ------      ------         ------       ------      ------       ------       ------       ------
   TFC Rolling Average           15.0%       15.0%          14.5%        14.0%       13.5%        13.0%        12.5%        12.0%
   Delinquency

   FCF Rolling Average                                10.00%                                            12.00%
   Delinquency

Maximum Charged Off Losses

                                                      1997                                              1998
                                                      ----                                              ----

   TFC Rolling Average
   Charged-Off Losses                                 2.00%                                             2.00%
   FCF Rolling Average
   Charged-Off Losses                                 1.50%                                             2.00%

Maximum Repossession
 Inventory

                                                      1997                                              1998
                                                      ----                                              ----

   TFC Repossession
   Inventory                                           3%                                                3%


QUARTERLY

Minimum Reserve
 Requirement

                                                      1997                                              1998
                                                      ----                                              ----

   TFC Reserve
   Requirement                                        100%                                              100%
   FCF Reserve
   Requirement                                        100%                                              100%

Maximum Outstanding
Principal Balance Pledged
Contracts

                                                       1997                                            1998
                                                       ----                                            ----

   TFC                                             145,000,000                                          N/A

                            (EXHIBIT 13.6 continued)


                               FINANCIAL COVENANTS

            The covenants outlined below shall be measured as of the end of each Accounting Period and reported to Lender with the Financial Statement Certificate attached as Exhibit 13.4.


Minimum Net Worth                       Fiscal             Fiscal
                                         1997               1998

TFCEI                              $28,000,000           29,500,000
TFC                                $27,000,000*          28,000,000


Maximum Debt Ratio
                                        1997                1998
                                        ----                ----

TFCEI                                   4.1:1               4.0:1
TFC                                     4.6:1               4.2:1


Minimum Interest Coverage

                                       1997                  1998
                                       ----                  ----

TFC                                      1.1                  1.2


*Provided, however, that the Minimum Net Worth requirement for TFC for fiscal year 1997 shall be $24,000,000 until such time as the Hibernia Funding has occurred, at which time it shall immediately and automatically increase to $27,000,000 and remain at such level for the remainder of 1997.